Exhibit 99.1

SEALED AIR TO ACQUIRE DIVERSEY FOR $4.3 BILLION
Creates a Global Leader in Sustainable Solutions that Provide Hygiene, Protection,
Food Safety and Security
Combined Company Well Positioned to Benefit from Attractive Global Megatrends
Sealed Air Leverages Expertise in New $40+ Billion Market
Expected to be Accretive in First Full Year After Close
ELMWOOD PARK, NJ and STURTEVANT, WI — June 1, 2011 — Sealed Air Corporation (“Sealed Air”) (NYSE: SEE) and Diversey Holdings, Inc. (“Diversey”) announced that they have entered into a definitive agreement under which Sealed Air will acquire Diversey, a leading solutions provider to the global cleaning and sanitization market, in a transaction valued at $4.3 billion. The transaction is expected to be completed in 2011 and is expected to be accretive to earnings in the first full year following completion.
Under the terms of the agreement, Diversey shareholders will receive $2.1 billion in cash and an aggregate of 31.7 million shares of Sealed Air common stock valued at $25.68 per share based on Sealed Air’s closing stock price on May 31, 2011 for a total equity consideration of $2.9 billion. Diversey is a privately-owned company, controlled by members of the Johnson family and Clayton, Dubilier & Rice, LLC (“CD&R”). Upon closing of the transaction, Diversey shareholders are expected to own approximately 15% of Sealed Air common stock.
Diversey provides cleaning, sanitization and hygiene solutions to industrial and retail customers in the food and beverage, food service, health care, and lodging sectors, as well as to building service contractors worldwide. In 2010, Diversey generated net sales of $3.1 billion and Adjusted EBITDA1 of $453 million. Diversey employs more than 10,000 people worldwide and operates in more than 60 countries. Sealed Air is a leading provider of food and industrial system solutions that help ensure that food retains its freshness, products arrive undamaged, and transit efficiencies are maximized to reduce energy and waste. Sealed Air is focused on pioneering a differentiated, proprietary range of offerings in material science, automation technology and service-based solutions in order to provide comprehensive solutions to its customers. Sealed Air operates in 52 countries, employs more than 16,000 people and generated net sales of $4.5 billion in 2010.
“This transaction represents a strategic growth opportunity that leverages Sealed Air’s core competencies and positions our company to further capitalize on the megatrends that drive both businesses,” said William V. Hickey, President and Chief Executive Officer of Sealed Air. “With Diversey, we will expand our footprint beyond specialty packaging solutions by gaining entry into a $40+ billion chemical cleaning and hygiene industry that has attractive fundamentals and is already in our value chain. This combination is also financially compelling, and we expect it to deliver enhanced earnings per share and free cash flow generation, creating meaningful value for our shareholders.”
Mr. Hickey continued, “Sealed Air and Diversey have shared values, overlapping customers and end markets, and a common vision. By harnessing the strengths and sales capabilities of both companies, we will be able to bolster our solutions and services competencies and position Sealed Air for continued

[1]	See attached supplement for non-U.S. GAAP reconciliation

market leadership. We look forward to welcoming Diversey’s talented employees to the Sealed Air team.”
“We are excited about the opportunities we have to grow with Sealed Air through increased scale and expanded reach,” said Edward F. Lonergan, Diversey President and Chief Executive Officer. “We share a culture of innovation and a global vision for our business. Like Sealed Air, Diversey is committed to sustainable solutions, both in terms of our business and in terms of helping our customers protect human health while reducing waste generation and consumption of natural resources. I am confident that this is a winning combination for our employees and customers around the world.”
Diversey Chairman Helen Johnson-Leipold said, “Diversey shareholders determined that the best long-term opportunity for all stakeholders was a combination with Sealed Air. This was a difficult decision, but the compelling rationale was that together, we can leverage our expertise to transform our industry more rapidly and in more ways than either company could do alone. As the companies got to know each other, the leaders discovered an alignment of values and shared passion for industry-transforming innovation and sustainable solutions. The businesses, the teams, and our ambitions mesh well. And I’m pleased that Sealed Air has committed to continuing a strong presence in Racine, Wisconsin, the historic base of operations for Johnson family businesses.”
CD&R Partner Richard J. Schnall added, “The operating improvements and growth initiatives we implemented with management under our ownership provide Diversey with a solid foundation for a rewarding future as an integral part of Sealed Air. Bringing the companies together will open the door to exciting new market opportunities and create a very strong global leader with broader capabilities to serve customers more effectively.”
Benefits of the Transaction
•	Creates a Global Leader in Sustainable Solutions that Provide Hygiene, Protection, Food Safety and Security: The combination of Diversey and Sealed Air creates a global leader, well positioned to capitalize on attractive megatrends including increased emphasis on food safety and security, health and hygiene, and sustainability. With Diversey, Sealed Air will benefit from entry into a $40+ billion cleaning and sanitization market, where increased regulatory focus is driving demand for greater expertise.
•	Extends Geographic Footprint and Enhances Growth Opportunities in Developing Regions: Diversey operates in more than 60 countries and is a market leader in Europe, Asia Pacific, Turkey, Brazil, Africa and other high growth developing regions. Sealed Air will further reinforce its global footprint and will be uniquely positioned to capitalize on demand for improving hygiene and food safety standards in developing markets. On a pro forma basis, Sealed Air will have greater than 60% of its revenue generated outside of North America and 21% in developing regions.
•	Expands Revenue Opportunity with Overlapping Customer Base: Sealed Air and Diversey bring integrated customer solutions to many of the same blue chip customers in shared end markets, which expands opportunities to grow revenue.
•	Broadens Solutions Offering: With Diversey, Sealed Air expands its existing leadership position and expertise by offering customers a broader array of products and services, including Diversey’s SmartDose® dosing for cleaners, Optifill® sealable prescription fulfillment systems, Taski Swingo XP® floor cleaning equipment and Oxivir® disinfectants. The combined company will be well positioned to meet customers’ growing demand for convenience, safety and hygiene, while reducing customer costs through increased efficiencies.

•	Combines Complementary Business Models: Both Sealed Air and Diversey share a complementary total systems approach and value-based selling model. Both companies provide customized solutions involving equipment, supplies and services, offered in many cases through the same distributors, to customers in end markets including food processing, food service, office management and retail.
•	Drives Robust Research and Development Efforts: Both Sealed Air and Diversey have a history of innovation — successfully developing market-leading solutions, services and technologies. Sealed Air has a robust development pipeline and has recently focused R&D resources developing new products and services that target the hygiene and food safety markets.
•	Delivers Compelling Financial Benefits: The transaction is expected to be accretive to earnings per share and free cash flow in the first full year following completion. The transaction is expected to generate approximately $50 million in total cost synergies in the second full year after close, with approximately $30 million generated in year one.
•	Efficient Use of Balance Sheet and Free Cash Flow: The transaction represents an opportunity to make efficient use of Sealed Air’s balance sheet strength. The strong free cash flow of the combined company will support rapid deleveraging and continued commitment to Sealed Air’s dividend policy.
Leadership and Community Commitments
William V. Hickey will continue as President and Chief Executive Officer of Sealed Air. At the close of the transaction, Edward F. Lonergan, President and Chief Executive Officer of Diversey, and his team will join Sealed Air, and Mr. Lonergan will continue to lead the Diversey business.
Sealed Air plans to maintain Diversey’s Americas business unit and R&D functions in Racine, Wisconsin and to continue Diversey’s support and involvement in the Racine community.
Financing and Approvals
The transaction will be financed with cash on hand and proceeds from committed debt financing provided by Citi. The transaction, which is expected to be completed in 2011, is subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.
Advisors
Citi and Blackstone Advisory Partners L.P. acted as financial advisors and Simpson Thacher & Bartlett LLP acted as legal advisor to Sealed Air. Goldman, Sachs & Co acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Diversey. Lazard acted as advisor to the Johnson family. Debevoise & Plimpton acted as legal advisor to CD&R.
Conference Call and Webcast
Sealed Air and Diversey will host a conference call today, June 1, 2011, at 8:30 a.m. ET to discuss this morning’s announcement. To access the call, please dial (866) 610-1072 (international: (678) 905-9428) and reference conference ID number 72182140. A replay of the conference call will be available as soon as practicable following the end of the call until June 15, 2011 at 11:59 p.m. ET. To access the replay, please dial (800) 642-1687 (international: (706) 645-9291) and reference conference ID number 72182140. In addition, an audio webcast of the call will be available live and will be archived on the investor relations portions of both companies’ Web sites at http://ir.sealedair.com and www.diversey.com/investors, respectively.

About Sealed Air
For over fifty years, Sealed Air has been a leading global innovator and manufacturer of a wide range of packaging and performance-based materials and equipment systems that now serve an array of food, industrial, medical, and consumer applications. Operating in 52 countries, Sealed Air’s international reach generated revenue of approximately $4.5 billion in 2010. With widely recognized brands such as Bubble Wrap® brand cushioning, Jiffy® protective mailers, Instapak® foam-in-place systems and Cryovac® packaging technology, Sealed Air continues to identify new trends, foster new markets, and deliver innovative solutions to its customers. For more information about Sealed Air, please visit the Company’s web site at www.sealedair.com.
About Diversey
Diversey, Inc. is committed to a cleaner, healthier future. Its products, systems and expertise make food, drink and facilities safer and more hygienic for consumers and for building occupants. With sales into more than 175 countries, Diversey is a leading global provider of commercial cleaning, sanitation and hygiene solutions. The company serves customers in the building management, lodging, food service, retail, health care, and food and beverage sectors. Diversey is headquartered in Sturtevant, Wisconsin, USA. To learn more, visit www.diversey.com.
About Clayton, Dubilier & Rice, LLC
Founded in 1978, Clayton, Dubilier & Rice, LLC is a private equity firm with an investment strategy predicated on producing superior financial returns through building stronger, more profitable businesses. The Firm’s professionals include a combination of skilled investment decision-makers and seasoned corporate leaders from global businesses such as ABB, Allstate, BAE, BBA, BTR, Disney, Dow, Eaton Vance, Emerson Electric, Gap, GE, IBM, Procter & Gamble, Tesco, Unilever and Williams, among others. Since inception, CD&R has managed the investment of approximately $16 billion in 49 U.S. and European businesses with an aggregate transaction value of approximately $80 billion. For more information, please visit www.cdr-inc.com.
SEC Registration
The common stock to be issued pursuant to the transaction will be issued in a private placement exempt from the registration requirements of the Securities Act. Pursuant to the registration rights agreement, Sealed Air has agreed to file a resale registration statement which is required to be effective at the Closing.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “will” and similar expressions. These statements include comments as to the Company’s beliefs and expectations as to future events and trends affecting the Company’s business or the successful outcome of the business combination. Examples of such forward-looking statements may include, but are not limited to, statements about the benefits of the business combination transaction between Diversey and the Company, potential synergies and cost savings, the potential accretion of the transaction to the Company’s earnings and free cash flow, future financial and operating results, the expected timing of the completion of the transaction and the Company’s plans, objectives, expectations and intentions with respect to future operations, products and services. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general business and economic conditions; the competitive environment; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; the businesses of Sealed Air and Diversey may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and adverse effects of the merger on employee retention and on Sealed Air’s and Diversey’s business relationships with third parties, including key customers and distributors. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as may be updated by the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
Use of Non-U.S. GAAP Measures
Our management uses non-U.S. GAAP financial measures to evaluate the Company’s performance, which excludes items we consider unusual or special items. We believe the use of such financial measures and information may be useful to investors. We believe that the use of non-U.S. GAAP measures helps investors to gain a better understanding of core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts. Reconciliation of such non-U.S. GAAP financial measures and information to comparable U.S. GAAP measures and information appears later in this press release.
Contacts for Sealed Air:
For Investors
Amanda Butler
Director, Investor Relations
201-703-4210
amanda.butler@sealedair.com
For Media
Ken Aurichio
Director, Corporate Communications
201-703-4164
ken.aurichio@sealedair.com
Contact for Diversey:
John Matthews
Senior Vice President, Corporate Affairs, Chief of Staff to the President and CEO
262-631-2120
john.matthews@diversey.com

Diversey Holdings, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited, in millions)

Year Ended
December 31,
2010
Net income (loss)	$32.7

Add: Net income (loss) attributable to noncontrolling interests	—

Add: Income tax provision	65.9

Add: Interest expense, net	146.2

Add: Notes redemption and other costs	—

Add: Depreciation and amortization expense	116.8

EBITDA	$361.7

Add: Operating expenses of Holdings only	0.0

Add: Restructuring related costs	8.6

Add: Acquisition and divestiture adjustment	10.4

Add: Non-cash expenses and charges	21.1

Add: Non-recurring gains or losses	31.1

Add: Compensation adjustment	20.0

Adjusted EBITDA	$452.9

Total net sales	$3,127.7

Adjusted EBITDA % of Net Sales	14.5%